Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-178486) and Form S-3 (No. 333-198571) of Michael Kors Holdings Limited of our report dated May 29, 2013 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

May 27, 2015